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                                                                     EXHIBIT 3.2



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                               OF EXTENSITY, INC.,
                             a Delaware Corporation
        (Originally incorporated on November 13, 1995 as Celerity, Inc.)


                                    ARTICLE I

         The name of this Corporation is Extensity, Inc.


                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

         A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the corporation is authorized to issue is Forty Five Million Five Hundred Eighty-Two Thousand Nine Hundred Seventy (45,582,970) shares. Thirty Million Five Hundred Thousand (30,500,000) shares shall be Common Stock, par value $0.001 per share, and Fifteen Million Eighty-Two Thousand Nine Hundred Seventy (15,082,970) shares shall be Preferred Stock, par value $0.01 per share. Of the authorized shares of Preferred Stock a total of Two Million (2,000,000) shares shall be designated Series A Preferred Stock ("SERIES A PREFERRED"), a total of Three Million, Seven Hundred Seventy-Three Thousand, Four Hundred Thirty-Seven (3,773,437) shares shall be designated Series B Preferred Stock ("SERIES B PREFERRED"), a total of Nine Hundred Seventy-Five Thousand (975,000) shares shall be designated Series C Preferred Stock ("SERIES C PREFERRED"), a total of Three Million Eight Hundred Thirty-Four Thousand, Five Hundred Thirty-Three (3,834,533) shares shall be designated Series D Preferred Stock ("SERIES D PREFERRED"), a total of Four Million (4,000,000) shares shall be designated Series E Preferred Stock ("SERIES E PREFERRED"), and a total of Five Hundred Thousand (500,000) shares shall be designated Series F Preferred Stock ("SERIES F PREFERRED").



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         B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred are as set forth below in this Article IV(B).

                  1. Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, when and if declared by the Board of Directors, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of this Corporation, at the rate of (i) four and one-half cents ($0.045) per share per annum for each share of Series A Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), (ii) fourteen and four-tenths cents ($0.144) per share per annum for each share of Series B Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iii) eighteen cents ($0.18) per share per annum for each share of Series C Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iv) thirty cents ($0.30) per share per annum for each share of Series D Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), (v) fifty-four cents ($0.54) per share per annum for each share of Series E Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares), and (vi) eighty-one cents ($0.81) per share per annum for each share of Series F Preferred held by them (as adjusted for any stock dividends, combinations or splits with respect to such shares). If any dividends are paid on shares of any Series of Preferred Stock, dividends shall be paid on shares of all Series of Preferred Stock on a pro rata basis based on the foregoing dividend rates. After such dividends are declared and paid upon the shares of Preferred Stock, dividends may be declared and paid on the Common Stock if at the same time equivalent dividends are declared and paid to holders of Preferred Stock (as determined on an as converted basis for the Preferred Stock). Such dividends shall not be cumulative.

                  2. Liquidation Preference.

                     a. Primary Distribution. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets and funds of this Corporation to the holders of Common Stock by reason of their ownership thereof,
(i) the amount of fifty cents ($0.50) (the "ORIGINAL SERIES A ISSUE PRICE") for each outstanding share of Series A Preferred then held of record by such holder,
(ii) the amount of one dollar and sixty cents ($1.60) (the "ORIGINAL SERIES B ISSUE PRICE") for each outstanding share of Series B Preferred then held of record by such holder, (iii) the amount of two dollars ($2.00) (the "ORIGINAL SERIES C ISSUE PRICE") for each outstanding share of Series C Preferred then held of record by such holder, (iv) the amount of three dollars and thirty cents ($3.30) (the "ORIGINAL SERIES D ISSUE PRICE") for each outstanding share of Series D Preferred then held of record by such holder, (v) the amount of six dollars ($6.00) (the "ORIGINAL SERIES E ISSUE PRICE") for each outstanding share of Series E Preferred then held of record by such holder, and (vi) the amount of nine dollars ($9.00) (the "ORIGINAL SERIES F ISSUE PRICE") for each outstanding share of Series F Preferred then held of record by such holder, plus in each case an amount equal to declared but unpaid dividends on such respective shares. If upon the occurrence of such event, the assets and funds of the Corporation legally available for distribution to



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the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Preferred Stock in a manner such that the amount distributed to each holder of Preferred Stock shall equal the amount obtained by multiplying the entire assets and funds of the Corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the sum obtained by adding (a) the product obtained by multiplying the number of shares of Series A Preferred then held by the holder by the liquidation preference amount per share of the Series A Preferred plus (b) the product obtained by multiplying the number of shares of Series B Preferred then held by the holder by the liquidation preference amount per share of the Series B Preferred plus (c) the product obtained by multiplying the number of shares of Series C Preferred then held by the holder by the liquidation preference amount per share of the Series C Preferred plus (d) the product obtained by multiplying the number of shares of Series D Preferred then held by the holder by the liquidation preference amount per share of the Series D Preferred plus (e) the product obtained by multiplying the number of shares of Series E Preferred then held by the holder by the liquidation preference amount per share of the Series E Preferred, plus (f) the product obtained by multiplying the number of shares of Series F Preferred then held by the holder by the liquidation preference amount per share of the Series F Preferred, and the denominator of which shall be the sum obtained by adding (u) the product obtained by multiplying the total then outstanding number of shares of Series A Preferred by the liquidation preference amount per share of the Series A Preferred plus (v) the product obtained by multiplying the total then outstanding number of shares of Series B Preferred by the liquidation preference amount per share of the Series B Preferred plus (w) the product obtained by multiplying the total then outstanding number of shares of Series C Preferred by the liquidation preference amount per share of the Series C Preferred plus (x) the product obtained by multiplying the total then outstanding number of shares of Series D Preferred by the liquidation preference amount per share of the Series D Preferred plus (y) the product obtained by multiplying the total then outstanding number of shares of Series E Preferred by the liquidation preference amount per share of the Series E Preferred plus (z) the product obtained by multiplying the total then outstanding number of shares of Series F Preferred by the liquidation preference amount per share of the Series F Preferred.

                     b. Secondary Distribution. Upon the completion of the distribution required by subparagraph (a) of this Section 2, any remaining assets of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata in proportion to the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock) until (i) with respect to the holders of Series A Preferred, such holders shall have received an aggregate of two dollars ($2.00) per share of Series A Preferred held by them (including amounts paid pursuant to subparagraph (a) of this Section 2) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (ii) with respect to the holders of Series B Preferred, such holders shall have received an aggregate of six dollars and forty cents ($6.40) per share of Series B Preferred held by them (including amounts paid pursuant to subparagraph (a) of this Section 2) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iii) with respect to the holders of Series C Preferred, such holders shall have received an aggregate of eight dollars ($8.00) per share of Series C Preferred held by them (including amounts paid pursuant to subparagraph (a) of this Section 2) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (iv) with respect to the holders of Series D Preferred, such holders shall have received an aggregate of nine dollars ($9.00) per share of


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Series D Preferred held by them (including amounts paid pursuant to subparagraph
(a) of this Section 2) (as adjusted for any stock dividends, combinations or splits with respect to such shares), (v) with respect to the holders of Series E Preferred, such holders shall have received an aggregate of nine dollars ($9.00) per share of Series E Preferred held by them (including amounts paid pursuant to subparagraph (a) of this Section 2) (as adjusted for any stock dividends, combinations or splits with respect to such shares) and (vi) with respect to the holders of Series F Preferred, such holders shall have received an aggregate of nine dollars ($9.00) per share of Series F Preferred held by them (including amounts paid pursuant to subparagraph (a) of this Section 2). Thereafter, any remaining assets and funds legally available for distribution to stockholders shall be distributed solely to the holder of Common Stock pro rata in proportion to the number of shares of Common Stock held by each.

                     c. Definition of Liquidity Event; Notice.

                        (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, and to include, (A) the acquisition of the Corporation by another entity by means of any transaction or Series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation (including, for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the Corporation's material assets) (each such acquisition or sale, a "LIQUIDITY EVENT"); unless in each case, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                        (ii) In any Liquidity Event, if the consideration received by the Corporation is other than cash, its value shall be the fair market value thereof, as determined by the Board of Directors of this Corporation. Notwithstanding the foregoing, the fair market value of any securities received as consideration shall be determined as follows:

                             (1) Securities not subject to investment letter or
other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
(3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                             (2) Securities subject to investment letter or
other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.



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                        (iii) The Corporation shall give each holder of record
of Preferred Stock written notice of any such impending Liquidity Event not later than fifteen (15) days prior to the stockholder meeting called to approve such Liquidity Event, or thirty (30) days prior to the closing of such transaction, whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section 2, and the nature and the amounts of the consideration anticipated to be distributed to holders of each outstanding Series and class of capital stock of the Corporation pursuant to this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than thirty (30) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened (but shortened to no less than two (2) days after the Corporation has given notice provided for herein) upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least sixty percent (60%) of the voting power of all then outstanding shares of such Preferred Stock (on an as-converted into Common Stock basis).

                        (iv)In the event the requirements of this subsection 2(c) are not complied with, this Corporation shall forthwith either:

                             (1) cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                             (2) cancel such transaction, in which event the
rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                  3. Redemption of Preferred Stock.

                     a. Right to Redemption. Upon the written request of the holders of at least seventy-five percent (75%) of the then outstanding shares of Preferred Stock (on an as-converted into Common Stock basis) at any time after May 31, 2004 (the "MANDATORY REDEMPTION NOTICE"), the Corporation shall, subject to Section 3(c) below, redeem all of the Preferred Stock outstanding as of the date of the redemption notice (the "REDEMPTION NOTICE DATE"). The Preferred Stock shall be redeemed by the Corporation in full on a date (the "MANDATORY REDEMPTION DATE") within sixty (60) days following the Redemption Notice Date at the Mandatory Redemption Price (as defined in Section 3(b) below).

                     b. Redemption Price. The Series A Mandatory Redemption Price for each share of Series A Preferred (the "SERIES A MANDATORY REDEMPTION PRICE") shall be an amount in cash equal to the sum of fifty cents ($0.50) plus all declared and unpaid dividends thereon to and including the date fixed for redemption. The redemption price for each share of Series B Preferred (the "SERIES B MANDATORY REDEMPTION PRICE") shall be an amount in cash equal to the sum of one dollar and sixty cents ($1.60) plus all declared and unpaid dividends thereon to and including the date fixed for redemption. The redemption price for each share of Series C Preferred (the "SERIES C



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MANDATORY REDEMPTION PRICE") shall be an amount in cash equal to the sum of two dollars ($2.00) plus all declared and unpaid dividends thereon to and including the date fixed for redemption. The redemption price for each share of Series D Preferred (the "SERIES D MANDATORY REDEMPTION PRICE") shall be an amount in cash equal to the sum of three dollars and thirty cents ($3.30) plus all declared and unpaid dividends thereon to and including the date fixed for redemption. The redemption price for each share of Series E Preferred (the "SERIES E MANDATORY REDEMPTION PRICE") shall be an amount in cash equal to the sum of six dollars ($6.00) plus all declared and unpaid dividends thereon to and including the date fixed for redemption. The Series F Mandatory Redemption Price for each share of Series F Preferred (the "SERIES F MANDATORY REDEMPTION Price") shall be an amount in cash equal to the sum of nine dollars ($9.00) plus all declared and unpaid dividends thereon to and including the date fixed for redemption. (The Series A Mandatory Redemption Price, the Series B Mandatory Redemption Price, the Series C Mandatory Redemption Price, the Series D Mandatory Redemption Price, the Series E Mandatory Redemption Price and the Series F Mandatory Redemption Price are individually or collectively referred to herein as the "MANDATORY REDEMPTION PRICE").

                     c. Pro Rata Redemption. In the event the Corporation is lawfully permitted to redeem only a part of the outstanding shares of Preferred Stock to be redeemed on the Mandatory Redemption Date, the Corporation shall redeem the maximum possible number of such shares ratably, so that (i) the Corporation shall redeem an equal proportion of the total number of shares of Series A Preferred then outstanding, Series B Preferred then outstanding, Series C Preferred then outstanding, and Series D Preferred then outstanding Series E Preferred and Series F Preferred then outstanding, and (ii) as among the holders of any individual Series of Preferred Stock, the Corporation shall redeem from each holder of shares of such Series that number of shares equal to the product obtained by multiplying the total number of shares of such Series of Preferred Stock to be redeemed by the Corporation by a fraction, the numerator of which is the number of shares of such Series of Preferred Stock then held by such holder and the denominator of which is the total number of shares of such Series of Preferred Stock then outstanding. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Mandatory Redemption Date but which it has not redeemed.

                     d. Redemption Notice. The Mandatory Redemption Notice shall state:

                        (i) Whether all or less than all of the outstanding shares of Preferred Stock are proposed to be redeemed and the total number of shares of each Series of Preferred Stock proposed to be redeemed;

                        (ii) The number of shares of each Series of Preferred Stock held by each holder that the Corporation shall redeem;

                        (iii) The proposed Mandatory Redemption Date and the applicable Mandatory Redemption Price; and



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                        (iv) The date upon which the holder's conversion rights
as to such shares terminate.

         No later than fifteen (15) days before the Mandatory Redemption Date, the Company shall provide to the holders of outstanding shares of Preferred Stock written notice of the intended redemption (the "REPLY NOTICE").

                     e. Mechanics of Redemption.

                        (i) On or before the Mandatory Redemption Date, each holder of Preferred Stock to be redeemed, unless such holder has exercised his right to convert the shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Reply Notice, and thereupon the applicable Mandatory Redemption Price for such shares shall be payable on the Mandatory Redemption Date to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        (ii) If the Mandatory Redemption Notice and the Reply Notice shall have been duly given, and if on the Mandatory Redemption Date the applicable Mandatory Redemption Price is either paid or made available for payment through the deposit arrangements specified in Section 3(e)(iii) below, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, any dividends with respect to such shares, and only those shares, to be redeemed on such Mandatory Redemption Date shall cease to accrue after the Mandatory Redemption Date, such shares shall cease to be outstanding and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date terminate, except only the right of the holders to receive the Mandatory Redemption Price without interest upon surrender of their certificate or certificates therefor.

                        (iii) On or prior to each Mandatory Redemption Date, the Corporation may deposit with any bank or trust company having a capital and surplus of at least twenty million dollars ($20,000,000), as a trust fund, a sum equal to the aggregate Mandatory Redemption Price of all shares of Preferred Stock called for redemption on such Mandatory Redemption Date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after such Mandatory Redemption Date, the applicable Mandatory Redemption Price to the respective holders upon the surrender of their share certificates. From and after the applicable Mandatory Redemption Date, such shares of Preferred Stock so called for payment shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights as stockholders with respect thereto, except for the right to receive from the bank or trust company payment of the applicable Mandatory Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any funds so deposited and unclaimed at the end of one year from the applicable Mandatory Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the applicable Mandatory Redemption Price only from the Corporation. Shares of



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Preferred Stock which are unredeemed following each Mandatory Redemption Date, if any, shall remain outstanding and shall be entitled to all rights applicable thereto.

                  4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                     a. Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of the Series A Preferred, by dividing the Original Series A Issue Price by the Series A Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, (ii) in the case of the Series B Preferred, by dividing the Original Series B Issue Price by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, (iii) in the case of the Series C Preferred, by dividing the Original Series C Issue Price by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, (iv) in the case of the Series D Preferred, by dividing the Original Series D Issue Price by the Series D Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, (v) in the case of the Series E Preferred, by dividing the Original Series E Issue Price by the Series E Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion, and (vi) in the case of the Series F Preferred, by dividing the Original Series F Issue Price by the Series F Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share for shares of Series A Preferred shall be the Original Series A Issue Price, the initial Series B Conversion Price per share for shares of Series B Preferred shall be the Original Series B Issue Price, the initial Series C Conversion Price per share for shares of Series C Preferred shall be the Original Series C Issue Price, the initial Series D Conversion Price per share for shares of Series D Preferred shall be the Original Series D Issue Price, the initial Series E Conversion Price per share for shares of Series E Preferred shall be the Original Series E Issue Price and the initial Series F Conversion Price per share for shares of Series F Preferred shall be the Original Series F Issue Price; provided, however, that each such Conversion Price shall be subject to adjustment as set forth in this Section 4. (The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and the Series F Conversion Price are individually or collectively referred to herein as the "CONVERSION PRICE").

                     b. Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Preferred Stock immediately upon the earlier of (i) the Corporation's sale of its Common Stock in an underwritten public offering on Form S-1 or SB-2 (or successor forms) under the Securities Act of 1933, as amended (the "ACT"), the public offering price of which was not less than eight dollars ($8.00) per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations) and having gross proceeds to the Corporation in excess of fifteen million dollars ($15,000,000) or (ii) the date specified by written consent or agreement of the holders of at least sixty percent (60%) of the then outstanding shares of Preferred Stock (on an as-converted into Common Stock basis).



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
                     c. Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                     d. Conversion Price Adjustments of Preferred Stock for Certain Splits and Combinations. The Conversion Price of each Series of Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) In the event the Corporation should at any time or from time to time after the effective date of this Amended and Restated Certificate of Incorporation (the "AMENDMENT DATE") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each Series of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding unless a proportionate split, subdivision, dividend or other distribution is concurrently made with respect to all outstanding shares of Preferred Stock.

                        (ii) If the number of shares of Common Stock outstanding at any time after the Amendment Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price for each Series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares unless a proportionate combination or reverse stock split is concurrently made with respect to all outstanding shares of Preferred Stock.

                     e. Other Distributions. In the event this Corporation shall after the Amendment Date declare a distribution payable in securities of other persons, evidences of



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
indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(i), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                     f. Recapitalizations. If at any time or from time to time after the Amendment Date there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that each holder of Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of Preferred Stock held by such holder the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of the number of shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible immediately prior to such recapitalization would have been entitled upon such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                     g. Adjustments to Conversion Price for Dilutive Issues.

                        (i) Special Definitions. For purposes of this Section 4(g), the following definitions shall apply:

                            (1) 'Options' shall mean rights, options or warrants
to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                            (2) 'Series F Original Issue Date' shall mean the
date on which the first share of Series F Preferred Stock was issued.

                            (3) 'Convertible Securities' shall mean any
evidences of indebtedness, Preferred Stock (other than Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred) or other securities convertible into or exchangeable for Common Stock.

                            (4) 'Additional Shares of Common' shall mean all
shares of Common Stock issued (or, pursuant to Section 4(g)(iii), deemed to be issued) by the Corporation after the Series E Original Issue Date, other than shares of Common Stock issued, issuable or, pursuant to Section 4(g)(iii) herein, deemed to be issued:

                                (A) upon conversion of shares of Preferred
Stock;

                                (B) to officers, directors or employees of, or
consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, officers, directors or consultants of the Corporation;

                                (C) as a dividend or distribution on Preferred
Stock;

                                (D) in connection with any transaction for which
adjustment is made pursuant to Section 4(d), Section 4(e) or Section 4(f) hereof;

                                (E) upon grant or exercise of warrants to
purchase Common Stock, or upon conversion of shares of Preferred Stock issued upon exercise of warrants to purchase Preferred Stock, that may be hereinafter issued in connection with bona fide, arm's-length debt financings or equipment lease financing transactions approved by the Board of Directors (including a majority of the directors elected by the holders of Preferred Stock pursuant to
Section 5(b) below);

                                (F) any shares of Common Stock issued or
issuable, if the holders of sixty percent (60%) of each Series of Preferred Stock which otherwise would have been adjusted and then outstanding agree in writing that such shares shall not constitute Additional Shares of Common Stock; or

                                (G) in connection with an acquisition by the
Corporation approved by the Board of Directors (including a majority of the directors elected by the holders of Preferred Stock pursuant to Section 5(b) below).

                        (ii) No Adjustment of Conversion Price. No adjustment in the applicable Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (determined pursuant to Section 4(g)(v) hereof) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue.

                        (iii) Options and Convertible Securities. In the event that the Corporation at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issuance of the Options or Convertible Securities, as applicable, or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(g)(v) hereof) of such Additional Shares of Common would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                            (1) no further adjustment in the applicable
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

                            (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                            (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                            (4) no readjustment pursuant to clauses (2) or (3)
above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from other issuances of Additional Shares of Common between the Series F Original Issue Date and such readjustment date.

                        (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event that this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(g)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided however, that, for the purposes of this Section 4(g)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 4(g)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                        (v) Determination of Consideration. For purposes of this
Section 4(g), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                            (1) Cash and Property. Such consideration shall:

                                (A) insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                (B) insofar as it consists of property other
than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                (C) in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                            (2) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(g)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                (y) the maximum number of shares of Common Stock
issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, as determined in Section 4(g)(iii) hereof.

                        h. No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                        i. No Fractional Shares and Certificate as to Adjustment.

                            (i) No fractional shares shall be issued upon the
conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                            (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of any Series of Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the reasonable written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for each Series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series of Preferred Stock.

                        j. Notices of Record Date. In the event of any taking by this Corporation of a record date for determining the holders of any class of securities who are entitled to receive (A) any dividend (other than a cash dividend) or other distribution, (B) any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or (C) any other right, this Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the record date specified therein, a notice specifying the record date to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        k. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the then outstanding shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Board of Directors and stockholder approval of any necessary amendment to its certificate of incorporation.

                        l. Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given five (5) days after deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                  5. Voting Rights.

                     a. General Voting Rights. Each holder of shares of Preferred Stock shall be entitled to notice of any stockholder meeting in accordance with the bylaws of the Corporation, shall be entitled to a number of votes equal to a number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall vote together as a single class with holders of Common Stock and all Series of Preferred Stock on all matters except as expressly required by law. Fractional votes shall not be permitted and any fractional voting rights resulting from the right of any holder of Preferred Stock to vote on an as-converted basis (after aggregating the shares into which all shares of Preferred Stock held by such holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of Preferred Stock shall have no separate class or Series vote on any matter except as required by Section 6 hereof or except as expressly required by law.

                     b. Election of Directors. Notwithstanding the provisions of subsection 5(a) above, for so long as at least an aggregate of 500,000 shares of Series A Preferred remain outstanding (subject to appropriate adjustments for stock splits, dividends, combinations, recapitalizations and the like), the holders of Series A Preferred, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "SERIES A DIRECTOR"); for so long as at least an aggregate of 500,000 shares of Series B Preferred and Series C Preferred remain outstanding (subject to appropriate adjustments for stock splits, dividends, combinations, recapitalizations and the like), the holders of Series B Preferred and Series C Preferred, voting together as a separate class, shall be entitled to elect one (1) director of the Corporation the ("SERIES B/C DIRECTOR"); for so long as at least an aggregate of 500,000 shares of Series D Preferred remain outstanding (subject to appropriate adjustments for stock splits, dividends, combinations, recapitalizations and the like), the holders of Series D Preferred, voting as a separate class, shall be entitled to elect one
(1) director of the Corporation (the "SERIES D DIRECTOR"); the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "COMMON DIRECTOR"); and the remaining directors of the Corporation shall be elected by the holders of Common Stock and Preferred Stock voting together on an as converted basis. At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the election or nomination of the Series A Director, the presence in person or by proxy of the holder of a majority of the Series B Preferred and a majority of the Series C Preferred then outstanding shall constitute a quorum of the Series B Preferred and Series C Preferred, as a class, for the election or nomination of the Series B/C Director, the presence in person or by proxy of the holders of a majority of the Series D Preferred then outstanding shall constitute a quorum of the Series D Preferred for the election or nomination of the Series D Director, and the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election or nomination of the Common Director. A vacancy in the directorship elected solely by the holders of Series A Preferred shall be filled only by vote of the holders of Series A Preferred; a vacancy in any directorship elected solely by the holders of Series B Preferred and Series C Preferred, as a class, shall be filled only by vote of the holders of Series B Preferred and Series C Preferred, voting together as a class; a vacancy in the directorship elected solely by the holders of Series D Preferred shall be filled only by vote of the holders of Series D Preferred; and a vacancy in any directorship elected solely by the holders of Common Stock shall be filled only by the vote of the holders of Common Stock.

                  6. Protective Provisions.

                     a. Series A Preferred. So long as any shares of Series A Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty percent (60%) of the then outstanding shares of Series A Preferred voting together as a class, (i) amend or repeal any provision of, or add any provision to, this Corporation's Amended and Restated Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred and (ii) authorize or issue shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock which is senior to the Series A Preferred with respect to dividend rights, rights upon any liquidation, wind up or dissolution, or redemption rights, it being understood that the authorization or issuance of any security, as provided above, shall not be deemed to be senior to the Series A Preferred if (A) the differences in dividend rights, rights upon any liquidation, wind up or dissolution or redemption rights with respect to such Series only reflect a different original issue price with respect to such series, or (B) if the holders of Preferred Stock approve the authorization or issuance of shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock (in accordance with the provisions of Article IV(B)(6)(d)(iv) below) which is senior to each Series of Preferred Stock on a pari passu basis.

                     b. Series B Preferred and Series C Preferred. So long as any shares of Series B Preferred or Series C Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty percent (60%) of the then outstanding shares of Series B Preferred and Series C Preferred, voting together as a class, (i) amend or repeal any provision of, or add any provision to, this Corporation's Amended and Restated Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred or the Series C Preferred and (ii) authorize or issue shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock which is senior to the Series B Preferred or Series C Preferred with respect to dividend rights, rights upon any liquidation, wind up or dissolution, or redemption rights, it being understood that the authorization or issuance of any security, as provided above, shall not be deemed to be senior to the Series B Preferred or Series C Preferred if (A) the differences in dividend rights, liquidation rights, rights upon wind up or dissolution or redemption rights with respect to such Series only reflect a different original issue price with respect to such series, or (B) if the holders of Preferred Stock approve the authorization or issuance of shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock (in accordance with the provisions of Article IV(B)(6)(d)(iv) below) which is senior to each Series of Preferred Stock on a pari passu basis.

                     c. Series D Preferred. So long as any shares of Series D Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty percent (60%) of the then outstanding shares of Series D Preferred, voting together as a class, (i) amend or repeal any provision of, or add any provision to, this Corporation's Amended and Restated Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred and (ii) authorize or issue shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock which is senior to the Series D Preferred with respect to dividend rights, rights upon any liquidation, wind up or dissolution, or redemption rights, it being understood that the authorization or issuance of any security, as provided above, shall not be deemed to be senior to the Series D Preferred if (A) the differences in dividend rights, liquidation rights, rights upon wind up or dissolution or redemption rights with respect to such Series only reflect a different original issue price with respect to such series, or (B) if the holders of Preferred Stock approve the authorization or issuance of shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock (in accordance with the provisions of Article IV(B)(6)(d)(iv) below) which is senior to each Series of Preferred Stock on a pari passu basis.

                     d. Series E Preferred. So long as any shares of Series E Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the then outstanding shares of Series E Preferred, voting together as a class, (i) amend or repeal any provision of, or add any provision to, this Corporation's Amended and Restated Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred and (ii) authorize or issue shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock which is senior to the Series E Preferred with respect to dividend rights, rights upon any liquidation, wind up or dissolution, or redemption rights, it being understood that the authorization or issuance of any security, as provided above, shall not be deemed to be senior to the Series E Preferred if (A) the differences in dividend rights, liquidation rights, rights upon wind up or dissolution or redemption rights with respect to such Series only reflect a different original issue price with respect to such series, or (B) if the holders of Preferred Stock approve the authorization or issuance of shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock (in accordance with the provisions of Article IV(B)(6)(d)(iv) below) which is senior to each Series of Preferred Stock on a pari passu basis.

                     e. Series F Preferred. So long as any shares of Series F Preferred are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the then outstanding shares of Series F Preferred, voting together as a class, (i) amend or repeal any provision of, or add any provision to, this Corporation's Amended and Restated Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred and (ii) authorize or issue shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock which is senior to the Series F Preferred with respect to dividend rights, rights upon any liquidation, wind up or dissolution, or redemption rights, it being understood that the authorization or issuance of any security, as provided above, shall not be deemed to be senior to the Series F Preferred if (A) the differences in dividend rights, liquidation rights, rights upon wind up or dissolution or redemption rights with respect to such Series only reflect a different original issue price with respect to such series, or (B) if the holders of Preferred Stock approve the authorization or issuance of shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock (in accordance with the provisions of Article IV(B)(6)(d)(iv) below) which is senior to each Series of Preferred Stock on a pari passu basis.

                     f. Preferred Stock. So long as any shares of Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty percent (60%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted into Common Stock basis:

                        (i) authorize a liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or a sale, transfer or encumbrance of all or substantially all of the assets of the Corporation or a merger or consolidation of the Corporation if, as a result of such merger or consolidation, the stockholders of the Corporation shall own (by virtue of shares held in the Corporation) less than fifty percent (50%) of the voting securities of the surviving corporation; or

                        (ii) authorize any cash dividend, repurchases or redemptions, except for (i) repurchases at cost of shares of Common Stock originally issued to employees, officers, directors and consultants pursuant to the terms of the stock restriction agreements under which the shares were originally issued and (ii) redemption of Preferred Stock as authorized by this Certificate of Incorporation;

                        (iii) authorize or issue shares of any Series or class of capital stock or any other security convertible into or exchangeable for shares of any Series or class of capital stock which is senior to or on parity with the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred with respect to dividend rights, rights upon any liquidation, wind up or dissolution, redemption rights, or any rights contained in this Section 6(e);

                        (iv) amend this Corporation's Amended and Restated Certificate of Incorporation.

                  7. Status of Converted Preferred. In the event any shares of Preferred Stock shall be converted pursuant to Section 4, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Amended and Restated Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         C. Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

                  3. Redemption.  The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.


                                    ARTICLE V

         Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.


                                   ARTICLE VI

         The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                   ARTICLE IX

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         To the extent that the laws of the State of California would purport to govern the ability of the Corporation under Delaware law to limit the personal liability of its directors for breach of fiduciary duty, and to the extent that a court should uphold the application of California law in lieu of Delaware law to the issue of director liability, then for purposes of California law the personal liability of a director to the Corporation or its stockholders for monetary damages shall be limited to the fullest extent permitted by California law.

         Any repeal or modification of the foregoing provisions of this Article IX, by amendment of this Article IX or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.


                                    ARTICLE X

         To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General

Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

         To the extent that the laws of the State of California would purport to govern the ability of the Corporation under Delaware law to provide indemnification of (and advancement of expenses to) certain persons and to the extent that a court should uphold the application of California law in lieu of Delaware law to the issue of indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which California law permits the Corporation to provide indemnification) then for the purposes of California law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) any such director, officer, employee or other agent or other person, through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by California law.

         Any repeal or modification of any of the foregoing provisions of this
Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE XII

                 The Corporation shall have perpetual existence.

                                     * * *

         The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the applicable provisions of Section 228, Section 242 and
Section 245 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned has executed this certificate on December __, 1999.


                                       EXTENSITY, INC.


                                       By:
                                          --------------------------------------
                                          Robert Spinner, President and Chief
                                          Executive Officer



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